Exhibit 22

LIST OF SUBSIDIARIES

Syratech Hong Kong (Ltd.) (Hong Kong)

Wallace International de Puerto Rico, Inc. (DE)

CHI International, Inc. (MD)

Towle Canada Limited (Ontario, Canada)

Rauch Industries, Inc. (NC)

Wallace International Silversmiths, Inc. (DE) (1)

International Silver Company (DE) (2)

Towle Manufacturing Company (DE) (2)

Silvestri, Inc. (DE) (2)

Leonard Florence Associates, Inc. (MA) (1)

PMW Silver de Puerto Rico, Inc. (DE) (3)

International Silver de Puerto Rico, Inc. (DE) (3)

Farberware Inc. (DE) (4)

Rosemar Silver Company, Inc. (DE) (4)

Towle Holloware, Inc. (DE) (4)

Syratech Silver Sales Corp. (GA) (4)

Amlegion Revere Realty Trust (MA Trust) (1)

Syratech Security Corporation (MA) (4)

Rochard, Inc. (NY) (1)

Northstar Inc. (NC) (5)

Holiday Products, Inc. (NC) (5)

(1)          Merged into Syratech Corporation March 2004

(2)          Merged into Wallace International Silversmiths, Inc. December 2003

(3)          Merged into Wallace International de Puerto Rico, Inc. December 2003

(4)          Dissolved March 2004

(5)          Merged into Rauch Industries, Inc. March 2004